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                                                                   Exhibit 10.13


                                   FORM OF
                             LANIER WORLDWIDE, INC.
                   LONG-TERM INCENTIVE PLAN FOR KEY EMPLOYEES

                        EFFECTIVE AS OF OCTOBER 11, 1999


         1. PURPOSE. The purpose of the Lanier Worldwide, Inc. Long-term Incentive Plan for Key Employees (the "Plan") is to promote the growth and performance of Lanier Worldwide, Inc. (the "Corporation") by linking a portion of the total compensation for certain key employees to attainment of such corporate, sector and division financial objectives as shall be approved by the Committee, as appropriate, for long-term cycles of at least three (3) years.

         2. DEFINITIONS. The following definitions are applicable to the Plan:

         "Affiliate" means any entity controlling, controlled by or under common control with the Corporation, through ownership, directly or indirectly, of a 50% or more interest in voting rights or profits.

         "Board" means the Board of Directors of the Corporation.

         "Committee" means a committee of the Board to which the Board has delegated authority and responsibility under the Plan and which shall be appointed by, and serve at the pleasure of, the Board, and shall consist solely of two or more members of the Board who are not employees of the Corporation or any Affiliate thereof and who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code, as amended from time to time, and the regulations promulgated thereunder.

         "Executive Officer" means the Chief Executive Officer of the Corporation and each other individual the Board has designated as an executive officer of the Corporation for purposes of reporting under Section 16 of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

         "Participant" means any salaried employee of the Corporation and its subsidiaries and Affiliates designated by the Committee to participate in the Plan for a Performance Period.

         "Performance Period" means a period of three (3) or more consecutive fiscal years of the Corporation established by the Committee for measurement of achievement of the established performance goal or goals described in Section 5(b).

         3. ADMINISTRATION OF PLAN. The Plan shall be administered by the Committee.

         4. DESIGNATION OF PARTICIPANTS. Each Performance Period, Participants, if any, in the Plan shall be selected by the Committee from among the salaried employees of the Corporation


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and its subsidiaries and Affiliates recommended to the Committee by the Chief
Executive Officer.

         5. INCENTIVE AWARDS.

         (a) Each Participant in the Plan for a Performance Period shall be eligible to receive such incentive award, if any, for the Performance Period as may be payable pursuant to the performance criteria described below. The Committee shall establish a "target incentive award" for each Participant for the Performance Period, and the maximum amount of an incentive award that may be awarded to the Participant for the Performance Period shall be 200% thereof.

         (b) Participants shall have their incentive awards, if any, determined on the basis of the degree of achievement of performance goals that shall be established by the Committee in writing and that shall be stated in terms of the attainment of specified levels of, or percentage changes (as compared to a prior measurement period) in, any one or more of the following measurements: the Corporation's revenue, earnings per share of common stock of the Corporation, net income, return on equity, return on capital, return on assets, total shareholder return, return on sales or cash flow, or any combination thereof. Percentage payments of each award shall range from 0% to 200%, in increments of 10%. The Committee shall, for each Performance Period, establish the performance goal or goals from among the foregoing to apply to each Participant and a formula or matrix prescribing the extent to which such Participant's incentive award shall be earned based upon the degree of achievement of such performance goal or goals. The Committee may determine that the incentive award payable to any Participant shall be based upon the attainment of performance goals comparable to those specified above but in whole or in part applied to the results of a subsidiary, Affiliate, division or sector of the Corporation for which such Participant has substantial management responsibility.

         (c) Awards shall be expressed in U.S. dollar amounts. For Participants ordinarily paid in currency other than U.S. dollars, the dollar amount of the award that is earned at the conclusion of the performance period shall be translated into the currency in which the Participant is ordinarily paid. The translation from the dollar amount to the local currency shall be based on a single average of the currency exchange rates at the end of each calendar quarter, as published in the WALL STREET JOURNAL, for the twelve quarters that comprise the performance period. The result of this calculation shall be used for the actual award payment.

         (d) A Participant's target incentive award or performance goals may be changed by the Committee during the Performance Period to reflect a change in responsibilities, PROVIDED that to the extent an award is intended to come within the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended from time to time, any such change shall be made in a manner consistent with such Internal Revenue Code section and the regulations promulgated thereunder.

         (e) Subject to Section 6 below, the Committee may, in its sole discretion, (i) award or increase the amount of an incentive award payable to a Participant even though not earned in accordance with the performance goals established pursuant to this Section 5, or


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(ii) decrease the amount of an incentive award otherwise payable to a
Participant even though earned in accordance with the performance goals established pursuant to this Section 5.

         6. PARTICIPATION BY EXECUTIVE OFFICERS. Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by Executive Officers:

                (a) Each such Participant's incentive award under the Plan for a Performance Period shall be based solely on achievement of one or more of the performance goals as established by the Committee pursuant to Section 5, and the Committee shall not have the discretion provided in Section 5(e) to increase the amount of the award.

                (b) With respect to each such Participant, no incentive award shall be payable hereunder except upon written certification by the Committee that the performance goals have been satisfied to a particular extent and that any other material terms and conditions precedent to payment of an incentive award pursuant to the Plan have been satisfied.

                (c) The maximum incentive award payable to any such Participant for any Performance Period shall be two million U.S. dollars ($2,000,000 U.S.).

         7. PAYMENT OF INCENTIVE AWARD.

                (a) Payment of any amount to be paid to a Participant based upon the degree of attainment of the applicable performance goals shall be made at such time(s) as the Committee may in its discretion determine.

                (b) A Participant may elect to defer all or a portion of his or her award until a specified future date or event, but not later than age 65, by giving written notification of his or her intent to make such a voluntary deferral election. The election to defer part or all of the award must be made prior to the end of the second year of the performance period. During the voluntary deferral period, the deferred amounts shall accumulate interest based on the average long-term Treasury bill rate. However, Participants shall have no security interest in the deferred amounts, and the rights to these deferred awards shall be the same as those of general creditors of the Corporation. Deferred awards are payable in a lump sum or installments as elected by a Participant.

         In consideration of overseas assignments, the Corporation may agree to defer payments until completion of the assignment.

         8. TERMINATION OF EMPLOYMENT. If the Participant ceases to be an employee of the Corporation and its Affiliates prior to the expiration of the Performance Period: (i) for any reason other than death, disability or retirement pursuant to an established retirement plan or policy of the Corporation or of its applicable Affiliates, all awards to the Participant hereunder shall be forfeited; or (ii) due to death, disability or retirement pursuant to an established retirement plan or policy of the Corporation or of its Affiliates, the Participant (or his or her beneficiary) shall be eligible to receive a pro-rata portion of the amount which would have been


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paid to him or her under any outstanding awards at the end of the Performance
Period within a reasonable period after the end of such Performance Period, such pro-rata proportion to be measured by a fraction of which the numerator is the number of months of the Performance Period during which the Participant's employment continued, and the denominator is the full number of months of the Performance Period. For purposes hereof, employment for any period of a month shall be deemed employment for a full month and employment is deemed discontinued on the day following the last day of active employment prior to termination.

         9. PARTICIPANT'S INTERESTS. A Participant's interest in any incentive awards hereunder shall at all times be reflected on the Corporation's books as a general unsecured and unfunded obligation of the Corporation subject to the terms and conditions of the Plan. The Plan shall not give any person any right or security interest in any asset of the Corporation or any fund in which any deferred payment is deemed invested. Neither the Corporation, the Board, nor the Committee shall be responsible for the adequacy of the general assets of the Corporation to discharge the payment of its obligations hereunder nor shall the Corporation be required to reserve or set aside funds therefor.

         10. NON-ALIENATION OF BENEFITS; BENEFICIARY DESIGNATION. All rights and benefits under the Plan are personal to the Participant and neither the Plan nor any right or interest of a Participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Corporation's consent. In the event of a Participant's death or incapacity, the Committee may authorize the payment of an award to the Participant's designated beneficiary or guardian, or, in the absence of such written designation, to the person specified by will or by the applicable laws of descent and distribution. Any such beneficiary designation may be revoked and new beneficiaries appointed by the Participant by written instrument delivered to the Committee. Subject to the foregoing, the Corporation shall establish such procedures as it deems necessary for a Participant to designate one or more beneficiaries to whom any payment the Committee determines to make would be payable in the event of the Participant's death.

         11. WITHHOLDING FOR TAXES. Notwithstanding any other provisions of this Plan, the Corporation may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with any federal, state and local tax or withholding requirements.

         12. RIGHTS OF EMPLOYEES. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any of its subsidiaries or Affiliates to terminate a Participant's employment at any time, or confer upon any Participant any right to continued employment with the Corporation or any of its subsidiaries or Affiliates.

         13. DETERMINATIONS FINAL. Each determination provided for in the Plan shall be made by the Committee under such procedures as may from time to time be prescribed by the Committee and shall be made in the sole discretion of the Committee. Any such determination shall be conclusive.




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         14. CHANGE IN CONTROL.

                (a) Notwithstanding anything to the contrary provided elsewhere herein, in the event of a "change in control" of the Corporation, as defined in Section 14(b) below, then the Corporation shall as promptly as practicable pay any incentive awards awarded to Participants. The payment to each Participant shall be an amount not less than the target incentive award as originally approved for the Performance Period, notwithstanding actual results or any changes or modifications occurring after any such change in control.

                (b) "Change in control" means the occurrence of any one of the following events:

                (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Corporation Voting Securities"); PROVIDED, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Corporation or any subsidiary, (b) by any employee benefit plan sponsored or maintained by the Corporation or any subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (e) with respect to any Participant, by such Participant or by any group of persons including such Participant or acting in concert with such Participant;

                (ii) individuals who, on the "Distribution Date" as defined in the Registration Statement on Form 10 and any amendments thereto filed by the Corporation with the Securities and Exchange Commission, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, PROVIDED that any person becoming a director subsequent to the Distribution Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination), shall also be deemed to be an Incumbent Director; PROVIDED, HOWEVER, that no such individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                (iii) the consummation of a merger, consolidation, share
             exchange or similar form of corporate reorganization of the Corporation or any such type of transaction involving the Corporation or any of its subsidiaries that requires the approval of the Corporation's shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (a) more than 66 2/3% of the total voting power of the company resulting


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from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Corporation
Voting Securities) eligible to elect directors of such company is represented by shares that were Corporation Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Corporation Voting Securities immediately prior to the Business
Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Corporation (or the company resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the company resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the company resulting from such Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the foregoing conditions specified in (a), (b) and (c) shall be deemed to be a "Non-Control Transaction"); or

              (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the direct or indirect sale or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries.

Notwithstanding the forgoing, a "change in control" of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of Corporation Voting Securities outstanding; PROVIDED that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a "change in control" of the Corporation shall then occur.

         15. ADJUSTMENT OF AWARDS. The Committee shall be authorized to make adjustments in the method of calculating attainment of performance goals in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles; PROVIDED, HOWEVER, that to the extent an award is intended to come within the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, any such adjustments shall be made in a manner consistent with such Internal Revenue Code section and the regulations promulgated thereunder. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any incentive award in the manner and to the extent it shall be deemed desirable to carry it into effect. In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of incentive awards under the Plan as it shall deem appropriate.

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         16. DEFERRAL. Notwithstanding anything contained herein to the contrary, in the event that an incentive award shall be ineligible for treatment as "other performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, the Committee, in its sole discretion, shall have the right, with respect to any Executive Officer who is a "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, to defer, in whole or in part, such Executive Officer's receipt of his or her incentive award until the Executive Officer is no longer a "covered employee" or until such time as shall be determined by the Committee, PROVIDED that the Committee may effect such a deferral only in a situation where the Corporation would be prohibited a deduction under Section 162(m) and such deferral shall be limited to the portion of the award that is not deductible.

         17. AMENDMENT OR TERMINATION. Until such time as a "change in control" shall have occurred, the Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan from time to time. No such amendment, suspension or termination shall alter a Participant's right to receive a distribution as previously earned, as to which this Plan shall remain in effect following its termination until all such amounts have been paid, except as the Corporation may otherwise determine. After a "change in control," the Board or the Committee shall no longer have the power to amend, suspend or terminate the Plan, except to comply with changes to the Internal Revenue Code of 1986, as amended from time to time, or other applicable law.

         Approved by the Board this 11th day of October, 1999, which shall be the effective date of the Plan.

                                           ATTESTED:

                                           ___________________________________
                                           Secretary






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